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EXHIBIT 99.1     PRESS RELEASE



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NORTHEAST PENNSYLVANIA FINANCIAL CORP. 12 E. BROAD STREET, HAZLETON, PA 18201
(570) 459-3700


NEWS RELEASE
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FOR IMMEDIATE RELEASE


DATE:       February 1, 2000
CONTACT:    Patrick J. Owens, Jr.
            Treasurer
PHONE:      (570) 459-3722
FAX:        (570) 450-6110

NORTHEAST PENNSYLVANIA FINANCIAL CORP. ANNOUNCES
APPROVAL OF STOCK BUYBACK.

Hazleton, Pa. . . . . . . E. Lee Beard, President and Chief Executive Officer of
Northeast Pennsylvania Financial Corp. (the "Company") (Amex; NEP), the holding company for First Federal Bank (the "Bank") today announced that the Company has received approval from the Office of Thrift Supervision (OTS) to repurchase 551,065 shares of its common stock. The stock repurchase program was previously approved by the Company's Board of Directors and represents 10% of the Company's 5,510,649 shares outstanding.

Mrs. Beard indicated the Company would commence this buyback upon completion of the buyback currently in progress. The current buyback was approved by the OTS on November 5, 1999. That approval was for 290,034 shares of its common stock. As of January 31, 2000, under the November 5, 1999 approval, the Company has repurchased 246,800 shares of its common stock at an average price of $9.859.

Northeast Pennsylvania Financial Corp. is the holding company for Abstractors, Inc., a wholly-owned title insurance agency, Northeast Pennsylvania Trust Co., and First Federal Bank, which serves the greater Northeastern and Central Pennsylvania through thirteen office locations and a loan production office.

Statements contained in this news release, which are not historical facts, contain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

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